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                             LEASE AGREEMENT BETWEEN


                             SEAPORT ASSOCIATES, LP,


                                   AS LANDLORD


                                       AND


                           BIGSTAR ENTERTAINMENT, INC,


                                   AS TENANT.




                                    Premises:

                                19 FULTON STREET
                                FIFTH (5TH) FLOOR
                            NEW YORK, NEW YORK 10038



                                  Prepared By:

                               The Law Offices of
                               HIRSCH & KATZ, LLP
                               595 Stewart Avenue
                                    Suite 400
                           Garden City, New York 11530
                                (516) 227-1117
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      AGREEMENT OF LEASE, made as of the      day of February, 1999 by and
between SEAPORT ASSOCIATES L.P., a New York limited partnership, having an address at 3000 Marcus Avenue, Lake Success, New York 11042 (hereinafter the "Landlord"), and BIGSTAR ENTERTAINMENT, INC, a New York corporation having an office located at 100 Wall Street, New York, New York 10005 (hereinafter the "Tenant").


      The parties agree as follows:

1.    DEMISED PREMISES


      The Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord the entire Fifth (5th) floor which shall be deemed to contain approximately Seven Thousand, Two Hundred and Twenty-Four (7,224) rentable square feet (hereinafter the "Demised Premises") in the office building located at 19 Fulton Street, New York, New York 10038 (hereinafter the "Building"), together with all fixtures and improvements which at the commencement of this Lease or at any time during the term are attached thereon or installed therein and together with all appurtenances to the premises. The Demised Premises are shown on EXHIBIT "A" hereto.


2.    TERM AND COMMENCEMENT

      (a) The term of this Lease shall be for Forty-Four (44) months, commencing on February 1, 1999 (the "Commencement Date") and expiring at noon on September 30, 2002 (the "Expiration Date"), unless the same shall sooner terminate pursuant to any of the terms, covenants, conditions or agreements of this Lease or pursuant to law.

      (b) Landlord shall not be liable to Tenant if Landlord cannot deliver possession of the Demised Premises on the Commencement Date due to the holding over by a prior tenant in violation of the terms of said prior tenant's lease. This Lease shall continue, and rent will be waived for the period between the Commencement Date and the date on which Landlord delivers possession. Notwithstanding the foregoing, in the event that Landlord is unable to deliver possession of the Demised Premises on or before February 15, 1999, then in such event, Tenant may serve notice on Lessor of its intention to terminate this Lease and if within seven (7) days thereafter, Landlord shall not have delivered possession of the Demised Premises, then in such events, this Lease shall terminate on the expiration of such seven (7) day period as if such termination date were the Expiration Date, and the Fixed Rent, Additional Rent shall be apportioned as of such date of sooner termination and any prepaid portion of Fixed Rent, Additional Rent and Security Deposit (as hereinafter defined) for any period after such date shall be refunded by Landlord to Tenant.

3.    RENT

      (a) During the term of this Lease Tenant shall pay to Landlord a "Fixed Annual Rent" in advance on the first day of each month of the Term of this Lease at Landlords office, without demand, notice, setoff or deduction, as follows:

            (i) during and in respect of the period from February 1, 1999 through January 31, 2000, (both dates inclusive) an amount equal to ONE HUNDRED AND SIXTY-SIX THOUSAND,


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ONE HUNDRED AND FIFTY-TWO AND 00/100 ($166,152.00) DOLLARS (exclusive of electric) payable in equal monthly installments of THIRTEEN THOUSAND, EIGHT HUNDRED AND FORTY-SIX AND 001100 ($13,846.00) DOLLARS (exclusive of electric);

            (ii) during and in respect of the period from February 1, 2000 through January 31, 2001, (both dates inclusive) an amount equal to ONE HUNDRED AND SEVENTY-ONE THOUSAND, ONE HUNDRED AND THIRTY-SIX AND 56/100 ($171,136.56) DOLLARS (exclusive of electric) payable in equal monthly installments of FOURTEEN THOUSAND, TWO HUNDRED AND SIXTY-ONE AND 38/100 ($14,261.38) DOLLARS (exclusive of electric);

            (iii) during and in respect of the period from February 1, 2001 through January 31, 2002, (both dates inclusive) an amount equal to ONE HUNDRED AND SEVENTY-SIX THOUSAND, TWO HUNDRED AND SEVENTY AND 64/100 ($176,270.64) DOLLARS (exclusive of electric) payable in equal monthly installments of FOURTEEN THOUSAND, SIX HUNDRED AND EIGHTY-NINE AND 22/100 ($14,689.22) DOLLARS (exclusive of electric); and

            (iv) during and in respect of the period from February 1, 2002 through September 30, 2002, (both dates inclusive) an amount equal to ONE HUNDRED AND TWENTY-ONE THOUSAND, THIRTY-NINE AND 20/100 ($121,039.20) DOLLARS (exclusive of electric) payable in equal monthly installments of FIFTEEN THOUSAND, ONE HUNDRED AND TWENTY-NINE AND 90/100 ($15,129.90) DOLLARS (exclusive of electric).

      (b) Upon execution hereof, Tenant shall pre-pay the first (1st), third
(3rd), fifth (5th), seventh (7th), ninth (9th) and eleventh (11th) monthly installments of Fixed Annual Rent by bank or certified check.

4.    SECURITY DEPOSIT; GUARANTY

      (a) Tenant shall deposit with Landlord, upon execution of this Lease, the sum of One Hundred and Eighty Thousand, Six Hundred and 00/100 ($180,600.00) Dollars by Letter of Credit as provided in paragraph (b) as security for the faithful performance and observance by Tenant of the terms, provisions, conditions and covenants of this Lease (the "Security Deposit"). Tenant agrees that, in the event that Tenant defaults, beyond all applicable grace and cure periods after notice, in respect of any terms, provisions, conditions and covenants of this Lease (including the payment of Fixed Annual Rent or Additional Rent), Landlord may notify the Issuing Bank (as such term is defined in paragraph (b) and thereupon receive all of the monies represented by the said Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of Fixed Annual Rent, Additional Rent, or any other sums as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of Tenant's default, in respect of the terms, provisions, conditions and covenants of this Lease (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). In the event that Landlord applies or retains any portion or all of such cash security or proceeds of such Letter of Credit, as the case may be, Tenant shall forthwith restore the amount so retained or applied.

      (b) Tenant may deliver to Landlord a clean, irrevocable and unconditional Letter of Credit issued by and drawn upon any commercial bank acceptable to Landlord (the "Issuing


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Bank") with offices for banking purposes in the City of New York, which Letter of Credit shall have a term of not less than one year, be in a form and content reasonably satisfactory to Landlord, be for the account of Landlord and be in the amount of One Hundred and Eighty Thousand, Six Hundred and 00/100 ($180,600.00) Dollars. The Letter of Credit shall provide that:

            (i) the Issuing Bank shall pay to Landlord an amount up to the face amount of the Letter of Credit upon presentation of only the Letter of Credit, a sight draft in the amount to be drawn and an affidavit of default;

            (ii) the Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year during the Term of this Lease, unless the Issuing Bank sends written notice ("Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed;

            (iii) Landlord, after receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft only, to receive the moneys represented by the Letter of Credit (which moneys shall be held by Landlord as a cash deposit pursuant to the terms of this Article 4 pending replacement of such Letter of Credit); and


            (iv) Upon Landlord's sale of the Property, or Landlord's interest therein, or a leasing of the Property, the Letter of Credit shall be transferable by Landlord as provided in paragraph (c) hereof.


      (c) In the event of a sale of the Property, or Landlord's interest therein or of a leasing of the Property, Landlord shall transfer the Letter of Credit deposited hereunder to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit to a new lessor. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

      (d) Tenant covenants that it will not assign or encumber, or attempt to assign or encumber the monies or Letter of Credit deposited hereunder as security, and that neither Landlord nor its successors and/or assigns shall be bound by any such assignment, or attempted encumbrance.

      (e) In the event that Tenant shall fully and faithfully comply with all of the material terms, provisions, covenants and conditions of this Lease, the Security Deposit, or that portion not required to cure any defaults under this Agreement, shall be returned to Tenant within ten (10) days after the date fixed as the end of the Lease or of any extended term, if applicable, and delivery of the entire possession of the Demised Premises to Landlord.

      (f) Tenant shall deliver, upon execution of this Lease, an Limited Personal Guaranty which shall be attached to this Lease as EXHIBIT "B" from Tenant's principles (the "Guarantors").


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5.    ELECTRIC POWER

      (a) Landlord shall furnish to Tenant, electric power as provided to Landlord from the public utility company furnishing electric power to the Building at an annual additional charge of FOURTEEN THOUSAND FOUR HUNDRED AND FORTY-EIGHT AND 00/100 ($14,448.00) DOLLARS payable in equal monthly installments of ONE THOUSAND, TWO HUNDRED AND FOUR AND 00/100 ($1,204.00) DOLLARS (the "Electric Charge"). Upon execution hereof, Tenant shall pre-pay the first (1st), third (3rd), fifth (5th), seventh (7th), ninth (9th) and eleventh
(11th) monthly installments of Electric Charge by bank or certified check.


      (b) Tenant shall use such electric power reasonably necessary for lighting and for operation of such equipment as is normally used in ordinary business offices. Tenant's use of electric power in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors, conduits, and equipment in or otherwise serving the Demised Premises. Tenant shall not make or perform, or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Demised Premises without the prior written consent of Landlord in each instance (which shall not be unreasonably withheld). Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by Tenant upon Landlords' demand as Additional Rent.


      (c) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building and/or the Demised Premises with electricity or for any other reason not attributable to Landlord.

      (d) Landlord shall furnish and install the replacement lighting tubes, lamps, bulbs and ballasts in the Demised Premises, at Tenant's expense.

6.    ADDITIONAL RENT; LATE CHARGES

      (a) Any charge or sum due Landlord under this Lease shall be payable as "Additional RENT." If Tenant fails to pay any Additional Rent after the expiration of any applicable grace, notice and cure period, Landlord shall have the same rights as in the case of Tenant's nonpayment of Fixed Annual Rent.

      (b) Tenant shall pay Landlord interest at an annual rate of 2% above the prime rate, as set by Citibank, N.A., or its successor, on any sum not paid within ten (10) days of when such sum is due.


      (c) Tenant shall pay (i) all occupancy and rent taxes in respect of Tenant's occupancy of the Demised Premises, if applicable, (ii) license and permit fees required for Tenant's operations, and (iii) all New York State and City sales and compensating use taxes required to be paid by Tenant during the course of its business to the extent that Tenant is not entitled to an exemption because (A) Tenant is an organization exempt from such taxes or (B) Tenant is entitled to such exemption by virtue of the exemption for "capital improvements" provided for in Section 1101 (b) (9) of the New York State Tax Law.



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7.    USE AND CONDITION

      (a) The Demised Premises shall be used solely for general and executive offices. If Tenant's use as provided for herein is prohibited by Landlord, Tenant may terminate this Lease. Landlord shall not prohibit such use except upon a bona fide default notice duly given from the City of New York or The South Street Seaport Corporation, their successors or assigns, based upon the City Lease or the Office Development Lease (said Leases being defined in Section 13(a)) or any other agreement, law, rule or ordinance by which the Building, Landlord or Tenant may be bound.

      (b) In recognition of the historic and cultural importance of the South Street Seaport and in accordance with the provisions of the Office Development Lease (as hereinafter defined), Tenant shall use the Demised Premises exclusively as offices and Tenant shall neither use nor occupy, nor permit or suffer the Demised Premises or any part thereof, to be used or occupied for any unlawful or illegal business, use or purpose, or for any business, use or purpose which is immoral or disreputable or extra-hazardous, or in such a manner as to constitute a nuisance of any kind (public or private) or that would in any way adversely affect the public standing or good reputation of Landlord or any other person associated with South Street Seaport.

      (c) Landlord makes no representations, express or implied, as to the condition of the Demised Premises and Tenant agrees to accept the same in "AS IS" condition on the Commencement Date. Landlord shall have no obligation to perform any work in order to prepare the Demised Premises for Tenant's occupancy.

      (d) Except as otherwise specifically provided for in Section 2(b) of this Lease, Tenant hereby waives any right to terminate, cancel or rescind this Lease by reason of Owner's failure to deliver possession of the Demised Premises or otherwise perform its obligations under this Article, which Tenant might otherwise have pursuant to any law now or hereafter in force or otherwise. Tenant further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Demised Premises or otherwise to perform its obligations under this Article. The provisions of this Article shall be considered an express provision to the contrary pursuant to New York REAL PROPERTY LAW Section 223-(a) governing delivery of possession of the Demised Premises and any law providing for such a contingency in the absence of such express agreement now or hereafter enacted shall have no application is such case to the extent inconsistent with this Lease.

8.    TENANT'S ALTERATIONS

      (a) From and after the date on which Tenant enters into occupancy or possession of the Demised Premises and throughout the Term of this Lease, Tenant shall, have the right, after obtaining Landlords written consent, which consent shall not be unreasonably withheld, at Tenant's own cost and expense, to make alterations, additions and improvements which are nonstructural and which do not affect utility services or plumbing or electrical lines, including Tenant's changes to wall or ceiling finishes or elements (collectively referred to as "Alterations"), in or to the Demised Premises as Tenant shall deem necessary or desirable in connection with the conduct of its business, subject, however, to Tenant's compliance with the requirements in Section 8(b).


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      (b) The performance of any such nonstructural Alteration is subject, however, to the following requirements:

            (i) The plans and specifications for all Tenant's Alterations shall have been approved in writing by Landlord, which approval shall not be unreasonably withheld.

            (ii) The construction company or contractor for Tenant's Alterations shall have been approved in writing by Landlord, which approval shall not be unreasonably withheld.

            (iii) Tenant's Alterations shall be made promptly in a good and workmanlike manner.

            (iv) Tenant shall pay for any reinforcement of the floors or other parts of the Building which is necessitated by installation of Tenant's safes or other Tenant's Alterations and Landlord shall provide access for Tenant to do such work.

            (v) The paid bills and other written documents pertaining to Tenant's Alterations shall be submitted to Landlord evidencing payment for Tenant's Alterations. Tenant acknowledges and agrees that if Tenant defaults under the terms and provisions of this Article 8, such default shall be a material default under this Lease.

            (vi) Tenant shall, before performing any Tenant's Alterations, at its own expense, obtain all permits, approvals, and certificates required by any governmental authority and shall promptly deliver copies of same to Landlord; and at the time such Tenant's Alterations are done, such Tenant's Alterations shall be made in strict conformance to the requirements of all applicable laws, codes, regulations, insurance policies and requirements of all governmental authorities including but not limited to those laws relating to Landmark properties. Tenant shall carry and require Tenant' s contractors and subcontractors who perform the Tenant's Alterations involved to carry workmen's compensation, general liability and personal and property damage insurance reasonably acceptable to Landlord and to deliver to Landlord certificates of such insurance prior to the commencement of Tenant's Alterations. Tenant agrees to indemnify and hold harmless Landlord from and against all loss, damage, liability (whether in contract or tort), and expense, including court costs and attorneys' fees, caused by, or arising from or relating to the work involved, including any liability for labor or materials supplied for such alterations. Tenant shall keep the Demised Premises free from mechanics' liens of any kind by obtaining waivers thereof and by removing or bonding any lien filed, within ten
(10) days from the filing thereof.

      (c) Prior to granting its consent to any Tenant's Alteration, Landlord may impose reasonable conditions (in addition to those expressly provided in this Lease) to guaranty completion of and payment for any Alteration or restoration of the Demised Premises. Tenant shall make no structural alterations, without Landlords prior written consent, which consent shall not be unreasonably withheld or delayed.

      (d) Tenant's Alterations to the Demised Premises shall, upon installation, become the property of the Fee Owner and a part of the Demised Premises and shall remain upon and be surrendered with the Demised Premises without compensation to Tenant unless Landlord advises Tenant in writing that any such Alteration or Alterations must be removed at the end of the


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Term. If Landlord requires removal, Tenant shall be responsible, at its sole cost and expense, to restore the Demised Premises to their condition prior to performance of the Alterations.

      (e) Tenant shall bear any cost and expense for changes to the sprinkler system required by law as a result of any Alterations made by or for the benefit of Tenant in the Demised Premises.


      (f) Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations or to any of Tenant's other property, the same being solely at Tenant's risk.


9.    HEATING VENTILATING AND AIR CONDITIONING (HVAC)

      (a) Except as otherwise specifically provided for herein, Landlord shall supply: (i) air-conditioning (between May 31st and October 1st in each year), heating (between October 1st and May 31st in each year) and ventilation from 8:00 a.m. to 6:00 p.m. Monday through Saturday; (ii) elevator service twenty-four hours a day, seven days a week, (iii) water for ordinary lavatory and drinking purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Landlord shall be the reasonable judge), Landlord may install a water meter at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as Additional Rent as and when bills are rendered.

      (b) Tenant agrees at all times to use reasonable efforts to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC system.

10.   INTERRUPTION OF SERVICES

      Landlord reserves the right to stop services of any heating, plumbing, elevator, air conditioning or power systems, or cleaning or other services, in order to make repairs, alterations, replacements or improvements necessary in the judgment of Landlord for as long as may be reasonably required by reason thereof or by reason of strikes, accidents, laws, orders or regulations or any other reason beyond the control of Landlord and Landlord shall use its best efforts to restore services as soon as possible. Tenant shall not be entitled to an abatement of rent in the event that Landlord stops services for the reasons specified herein.

11.   REPAIRS

      Tenant shall, throughout the term of this Lease, take good care of the Demised Premises and the fixtures therein (unless Landlord is obligated to maintain pursuant to this Lease) and at Tenant's sole cost and expense, make all repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear excepted. Landlord shall maintain and repair the outside, public and structural portions of the Building and the plumbing, heating, ventilation, electrical, sprinkler, air conditioning and water systems. If Tenant fails after thirty (30) days notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be collectible as Additional Rent after rendition of a bill or statement therefor.


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12.   REQUIREMENTS OF LAW FIRE INSURANCE, FLOOR LOADS

      (a) Prior to the Commencement Date, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises or the Building arising out of Tenant's activities in connection with the permitted use hereunder, including but not limited to the Americans with Disabilities Act. Nothing herein shall require Tenant to make structural repairs unless Tenant has by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Landlord to Landlords reasonable satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys fees, by cash deposit or by surety bond in an amount and with a company reasonably satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any Lease or mortgage under which Landlord may be obligated, or cause the Demised Premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and in such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein. Landlord represents that the permitted use does not violate the provisions of this Article. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Article and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and Tenant shall make such reimbursement upon the first day of the month following such outlay by Landlord. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to designate the height and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in setting sufficient, in Landlords reasonable judgment to absorb and prevent vibration, noise and annoyance.

      (b) Tenant shall not release, discharge or dispose of, or permit, or suffer any release, discharge or disposal of any Hazardous Material (as hereinafter defined) at the Demised Premises in violation of any Environmental Law (as hereinafter defined). Tenant shall not permit


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or suffer the manufacture, generation, storage, transmission or presence of any
Hazardous Material over or upon the Demised Premises in violation of any Environmental Law. Tenant shall: (i) promptly, upon learning thereof, notify Landlord of any violation of, or non-compliance with, potential violation of or non-compliance with, or liability or potential liability under, any Environmental Law concerning the Demised Premises, (ii) promptly make (and deliver to Landlord copies of) all reports or notices that Tenant is required to make under any Environmental Law concerning the Demised Premises and maintain in current status all permits and licenses required under any Environmental Law concerning the Demised Premises, (iii) immediately comply with any orders, actions or demands of any Governmental Authority (as herein defined) with respect to the discharge, clean-up or removal of Hazardous Materials at or from the Demised Premises due to a breach of a covenant set forth herein (iv) pay when due the cost of all environmental consultants, laboratory analysis, removal of, treatment of, or the taking of any remedial action (including abatement and/or disposal) with respect to, any Hazardous Material on the Demised Premises which is required by an Environmental Law due to a breach of a covenant set forth herein, (v) keep the Demised Premises free of any lien imposed pursuant to any Environmental Law in respect of a breach of a covenant set forth herein,
(vi) from time to time, upon the request of Landlord, execute such affidavits, certificates and statements concerning Tenant's knowledge and belief concerning the presence of Hazardous Materials on the Demised Premises and (vii) otherwise comply with all Environmental Laws concerning the Demised Premises.

13.   SUBORDINATION

      (a) The Lease between The City of New York, as lessor ("Fee Owner"), and the South Street Seaport Museum, as lessee, dated as of December 15, 1981, is herein referred to as the "City Lease." The "Office Development Lease" shall mean: (i) that certain lease dated as of October 27, 1983 between The South Street Seaport Corporation, as landlord, and Seaport Associates, LP, as Tenant, a memorandum of which was recorded in the Office of the Register of the City of New York on February 6, 1984 in Reel 762 at Page 740, as thereafter supplemented and amended by that certain First Supplement of Lease dated as of December 29, 1983, First Amendment of Lease dated as of March 15, 1988 and Second Amendment of Lease dated as of November 23, 1998, as the same may have thereafter been supplemented or amended; and (ii) that certain Lease Agreement dated as of March 15, 1988 made by and between The South Street Seaport Corporation, as landlord, and Seaport Associates, LP, as tenant, a memorandum of which was recorded in the Office of the Register of the City of New York on March 28, 1988 in Reel 1383 at Page 106, as thereafter supplemented and amended by that certain First Amendment to Lease dated as of November 23, 1998, as the same may have thereafter been supplemented or amended. If any provision of this Lease shall conflict or be inconsistent with any provisions of the City Lease or the Office Development Lease, the provisions of the City Lease and/or the Office Development Lease shall control and this Lease shall be deemed amended accordingly.

      (b) This Lease is subject and subordinate to all the terms and conditions of the City Lease, the Office Development Lease and any mortgage which may now or hereafter affect the City Lease, the Office Development Lease or the real property of which the Demised Premises are a part and to all renewals, modifications, consolidations, substitutions, replacements and


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extensions of any such leases and mortgages. In confirmation of such subordination, Tenant shall promptly execute any certificate Landlord may request.

      (c) If, by reason of any default on the part of Landlord or The South Street Seaport Corporation (the "Seaport Corporation") or for any other reason, this Lease, the Office Development Lease or the City Lease is terminated by summary proceedings or otherwise, or if Landlord is ousted from possession through foreclosure proceedings brought by any present or future permitted mortgagee, Tenant, at the option and request of Landlord, the Seaport Corporation, the Fee Owner, such mortgagee or a purchaser at foreclosure of a mortgage, shall attorn to Landlord, the Seaport Corporation, the Fee Owner, such mortgagee or purchaser, as the case may be, as Tenant's landlord under this Lease for the balance of the term remaining on such Lease subject to all the terms of this Lease. The foregoing provision shall be self-operative and no further instrument or document shall be necessary unless required by Landlord, the Seaport Corporation, the Fee Owner or such mortgagee or purchaser.

      (d) Tenant shall execute and deliver, at any time and from time to time, upon the request of Landlord, or of the lessor under such underlying lease, an instrument which includes only the executory provisions of this Lease and which may be necessary or appropriate to evidence such attornment. Tenant hereby waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any proceeding is brought by The Seaport Corporation to terminate the Office Development Lease, or by the Fee Owner to terminate the City Lease, or by any present or future permitted mortgagee to foreclose any mortgage, and Tenant agrees that this Lease shall not be affected in any way whatsoever by any such proceeding provided that Tenant's possession of the Demised Premises under the terms of this Lease is not disturbed.

      (e) The foregoing provisions of this Article 13 shall inure to the benefit of Landlord, The Seaport Corporation, the Fee Owner, any present or future permitted mortgagee or a purchaser at foreclosure and their respective successors and assigns.

14.   PROPERTY - LOSS, DAMAGE REIMBURSEMENT, INDEMNITY


      Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to Landlords employees or agents, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about said Building or caused by operations in construction of any private, public or quasi-public work, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants, employees, invitees, licensees or contractors. Except for Tenant's business equipment and inventory, Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlords prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, servants, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, servants, contractors, employees, invitees or licensees. Tenant's liability under this Lease extends to the acts and omissions of any subtenant, and any agent, servant, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved in writing by Landlord, such approval not to be unreasonably withheld or delayed.

15.   DESTRUCTION, FIRE AND OTHER CASUALTY

      (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

      (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the Demised Premises may be restored, at Landlords option, by and at the expense of Landlord and the rent, until such restoration shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Demised Premises which is usable.

      (c) If all or substantially all of the Demised Premises are damaged or rendered unusable, the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been restored by Landlord, subject to Landlords right to elect not to restore the same as hereinafter provided.

      (d) If the Demised Premises are rendered substantially unusable, unless Landlord is obligated under terms of any other agreement to restore the Demised Premises, Landlord shall not be obligated to restore the Demised Premises or the Building. If the Building shall be so damaged that Landlord shall decide not to restore it, then in such event, Landlord may elect to terminate this Lease by written notice to Tenant within thirty (30) days after fire or other casualty specifying a date for the expiration of this Lease, which date shall not be more than thirty (30) days after the giving of such notice and upon the date specified in such notice, the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises, without prejudice however to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to the date that the Demised Premises were rendered substantially unusable and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant (provided Tenant is not in default under any of the term of this Lease). Unless Landlord shall serve a termination notice as provided for herein Landlord shall make the restoration under the conditions of paragraphs (b) and (c) above, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlords control. In the event that Landlord elects to rebuild and has not completed the making of the required repairs and restored and rebuilt the Demised Premises and/or access thereto within twelve (12) months from the date of such damage or destruction to the condition the

Demised Premises were in on the Commencement Date (except for Tenant's property), Tenant may serve notice on Landlord of its intention to terminate this Lease and if within thirty (30) days thereafter, Lessor shall not have substantially completed the making of the required repairs and restored and rebuilt the Demised Premises to the condition the Demised Premises were in on the Commencement Date (except for Tenant's property), then in such events, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant. After any such casualty, Tenant shall cooperate with Landlords restoration by removing from the Demised Premises, as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture and other property, if required by Landlord for the restoration of the Building.

      (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent of insurance required under the terms of this Lease and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other and any such right of recovery by any one claiming through or under each of them by way of subrogation or otherwise. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances owned or used by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same unless otherwise required under the provisions of this Lease.

      (f) The parties agree that the provisions of this Article shall govern and control in lieu of Section 227 of the Real Property Law.


16.   EMINENT DOMAIN


      (g) If all or substantially all of the Demised Premises are taken for public or quasi-public purposes, then this Lease shall terminate as of the date Tenant is required to quit the Demised Premises.

      (h) In the event of any taking, the proceeds of all awards relating thereto shall be payable to Landlord. However, Tenant shall have the right to assert its claim for that portion of the award related to the loss of or damage to its trade fixtures or removable personal property.

17.   ASSIGNMENT, SUBLETTING OR MORTGAGING

      (a) Tenant shall not, whether voluntarily or involuntarily: (i) assign or otherwise transfer this Lease, (ii) sublet the Demised Premises or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (iii) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

      (b) Any proposed assignee, sublessee or transferee, shall in any event:

            (i) be as credit worthy a tenant as Tenant hereunder, taking into consideration any guaranty of this Lease, and demonstrate financial responsibility reasonably necessary to fulfill its obligations under this Lease;

            (ii) occupy the Demised Premises for the Permitted Use and only the Permitted Use, as described in this Lease; and

            (iii) in the reasonable opinion of Landlord, be a tenant whose occupancy will be in keeping with the dignity and character of the Building and whose occupancy will not be more hazardous than that of Tenant or impose any additional burden upon Landlord in the maintenance and operation of the Building.

      (c) In connection with any proposed assignment sublease or transfer, Tenant shall pay to the Landlord on demand the reasonable costs (including attorneys fees) that may be incurred by the Landlord, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or sublessee.

      (d) In the event of any assignment or sublease of the Demised Premises which requires the payment of Fixed Rent, Additional Rent and other charges in excess of the amounts payable to the Landlord as set forth in this Lease, then one-half of the excess or profit shall be paid to the Landlord and shall be payable to Landlord as Additional Rent and shall be due and payable to Landlord at such times as due and payable by such assignee or subtenant to the Tenant. In the event the Tenant fails to make payment of such excess or profit in violation of this Lease, Landlord may collect such rent directly from the assignee or subtenant.

      (e) Regardless of Landlord's consent, no subletting, assignment or other hypothecation of this Lease will release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant under this Lease, unless specifically released in writing by Landlord.

18.   ACCESS TO PREMISES

      (a) Landlord and Fee Owner and their respective agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other times, upon reasonable notice, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary or reasonably desirable to the Demised Premises or to any other portion of the Building or as may be required or permitted by this Lease, the City Lease or the Office Development Lease or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities.

      (b) Any alterations or repairs done by Landlord or Fee Owner shall be performed in such manner so as to minimize interference with Tenant's use and enjoyment of the Demised Premises. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise.

      (c) Throughout the Term hereof Landlord shall have the right to enter the Demised Premises at reasonable hours, upon reasonable notice, for the purpose of inspecting the Demised Premises or of showing the same to prospective purchasers or mortgagees of the Building or of Fee Owner's interest in the property, and during the last six (6) months of the Term, or if this Lease be renewed or extended then during the last six (6) months of such renewed or extended term, for the purpose of showing the same to prospective tenants and may, during said six-month period, place upon the Demised Premises the usual notices "To Let" and "For Sale", which notices Tenant shall permit to remain thereon without molestation.

      (d) If during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, and notified Landlord, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder. Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to redesign; alter, and change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building may be known, provided, however, that same does not materially and adversely interfere with Tenant's ability to conduct its business in the Demised Premises.

19.   BANKRUPTCY

      (a) If on the Commencement Date, or if at any time during the Term hereof,
(i) Tenant admits in writing its inability to pay its debts, or (ii) Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, or (iii) a proceeding or arrangement for the relief of Tenant's debts under the laws of the United States or of any state or foreign government is commenced and is not dismissed within thirty (30) days of commencement, or (iv) a custodian, trustee, receiver or other agent is appointed or authorized to take charge of all or part of Tenant's property pursuant to an arrangement or proceeding for the relief of Tenant's debts under the laws of the United States or of any state or foreign government or otherwise and is not removed within thirty (30) days, this Lease, at the option of Landlord, may be canceled and terminated by written notice to Tenant and whether such cancellation and termination occur prior to or during the Term, neither Tenant nor any person claiming through or under Tenant by virtue, of any statute or rule of law or of any order of any court or other body having jurisdiction, shall thereafter be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender said Demised Premises, and Landlord, in addition to other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit or moneys received from Tenant or others on behalf of Tenant.

      (b) In the event of the termination of this Lease pursuant to paragraph
(a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between(i) the Fixed Annual Rent and Additional Rent payable hereunder for the later of the first full month of the Term of this Lease or the month immediately preceding such termination, multiplied by the number of months and partial months during the period that would otherwise have constituted the balance of the Term of this Lease, and (ii) the fair and reasonable rental value of the Demised Premises for the same number of months and partial months, both discounted to the date of termination at the rate of 4% per annum to determine present worth. If such Premises or any part hereof be re-let by Landlord for the unexpired Term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

20.   DEFAULT

      (a) If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for payment of Fixed Annual Rent or Additional Rent, or if the Demised Premises become vacant or deserted, or if the Demised Premises are damaged by reason of negligence or carelessness of Tenant, its agents, servants, contractors, employees, invitees or licensees and such damage is not promptly repaired by Tenant, or if any execution or attachment shall be issued against Tenant or any of Tenant's property, or if a receiver or custodian is appointed for all or a portion of Tenant's property or is appointed for or takes possession of all or any portion of the Demised Premises and is not removed within thirty (30) days, or if Tenant shall default with respect to any other lease between Landlord and Tenant, in any one or more of such events, upon Landlord serving a written ten (10) days notice upon Tenant specifying the nature of said default and if, upon the expiration of such ten (10) days, Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within such ten (10) day period, and if Tenant shall not have diligently commenced curing such default within such ten (10) day period and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written five
(5) days' notice of cancellation of this Lease upon Tenant, and upon the expiration of such five (5) days, this Lease and the Term hereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the Term hereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as herein provided.

      (b) If the notice provided for in paragraph (a) hereof shall have been given, and the Term shall expire as aforesaid, or if Tenant shall default in the payment of the Fixed Annual Rent, Additional Rent or any part thereof or if Tenant shall default in any other payment herein required within ten (10) days after notice, or if the Lease is terminated for failure of a Guaranty as provided in Article 4 hereof, then and in any of such events Landlord may, without notice, re-enter the Demised Premises by summary proceedings or otherwise, dispossess Tenant and the legal representatives of Tenant and any other occupant of the Demised Premises and remove their effects and hold the premises as if this Lease had not been made. Tenant hereby waives the service of Notice of Intention to institute legal proceedings to that end unless such notice is required by law. If Tenant shall default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, and such default has not been cured, Landlord may cancel and terminate such renewal or extension agreement.

21.   REMEDIES OF LANDLORD AND WAIVER OF REDEMPTION

      (a) In case of any such default as provided in Article 20 above,

            (i) The Fixed Annual Rent and all Additional Rent shall become due thereupon and be paid up to the time of such expiration, together with such expenses as Landlord may incur for legal expenses, attorneys fees, brokerage and/or putting the Demised Premises in good order, or for preparing the same for re-rental;

            (ii) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlords option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease; and

            (iii) Tenant or the legal representatives of Tenant shall also pay Landlord, for the failure of Tenant to observe and perform Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Term of this Lease. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any other month by a similar proceeding.


      (b) In place and instead of holding Tenant liable upon the several rent days and otherwise as provided in the preceding paragraph, Landlord may elect to recover from Tenant forthwith, as damages and not as a penalty, the liquidated damages provided for in paragraph (b) of Article 19 hereof as if this Lease had been terminated pursuant to paragraph (a) of Article 19 on the date of the expiration of the term under Article 20 hereof.



      (c) In addition to the amounts required to be paid by Tenant under the preceding paragraphs of this Article 21, Tenant shall pay to Landlord, when incurred, all expenses of Landlord in connection with re-letting, such as legal expenses, attorneys' fees, brokerage and advertising expenses and for keeping the Demised Premises in good order or for preparing the same for re-letting. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental, may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord in Landlords sole judgement considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from any liability hereunder.


      (d) The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent under such re-letting; and in no event shall Tenant be entitled to receive the excess, if any, of any net rents collected over the sums payable by Tenant to Landlord hereunder by reason of a re-letting of the Demised Premises.

      (e) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from pursuing any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

22.   FEES AND EXPENSES

      (a) If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, then, unless otherwise provided elsewhere in this Lease, Landlord may immediately or at any time thereafter and upon reasonable notice perform the same for the account of Tenant and if Landlord, in connection therewith or in connection with any default by Tenant in the covenant to pay Fixed Annual Rent or Additional Rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding (provided that Landlord is the successful party in such action or proceeding), such sums paid or obligations incurred, with interest at 2% above the prime lending rate of Citibank, N.A. or its successor, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

      (b) Notwithstanding the foregoing, in the event that either party to this Lease shall institute, prosecute or defend any action or proceeding in connection with its respective obligations under this Lease, the prevailing party shall be entitled to reasonable legal fees.

23.   NO REPRESENTATIONS BY LANDLORD

      Neither Landlord nor Landlords agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. All understandings and agreements heretofore made between Landlord and Tenant with respect to the subject matter of this Lease are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant with respect to the subject matter of this Lease, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

24.   SOUTH STREET SEAPORT DISTRICT; FULTON FISH MARKET


      (a) The South Street Seaport District is a mixed use cultural and commercial complex involving public entertainment and activities throughout the District. Tenant hereby waives all claims that traffic, pedestrian or vehicular, and cultural and commercial entertainment and activities taking place in the District disturb or disrupt Tenant's right to quiet enjoyment of the Demised Premises or constitute a violation of any other obligation of Landlord under the terms of this Lease.

      (b) The Fulton Fish Market is part of the historic South Street Seaport District. Tenant hereby waives all claims that fish odors or noise emanating from the South Street Seaport District, whether made by the fish market, the public or by performers, disturb or disrupt Tenant's right to quiet enjoyment of the Demised Premises or constitute a violation of any other obligation of Landlord under the terms of this Lease.

25.   NO WAIVER


      The failure of Landlord to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules and Regulations set forth as EXHIBIT "C' attached hereto and made a part hereof or as hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlords right to recover the balance of such rent or pursue any other remedy provided in this Lease. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys to said premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Demised Premises. No payment by Tenant shall be deemed a waiver of Tenant's rights pursuant to the Lease.


26.   WAIVER OF TRIAL BY JURY


      It is mutually agreed that the parties hereto waive trial by jury in any action brought by either of the parties hereto against the other (except for personal injury or property damage) in any way connected with this Lease. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim unless Tenant would be forever barred from litigating such counterclaim or other claim in any future action.

27.   DEFINITIONS

      (a) The term, "business days" as used in this Lease shall mean all days except Saturdays, Sundays and legal holidays observed by the government offices of the State of New York or United States of America and those designated as holidays by the applicable building service union employees service contract.

      (b) The term "Environmental Laws" shall mean any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental conditions at the Demised Premises, Building or Property as now or may at any time hereafter be in effect, including but not limited to and without limiting the generality of the foregoing, The Clean Water Act also known as the Federal Water Pollution Control Act, 88 U.S.C. Section Section 1251 et seq., the Toxic Substance Control Act, 15 U.S.C. Section Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section Section 186 et seq., the Safe Drinking Water Act, 42 U.S.C. Section Section 300f et seq., the Surface Mining Control and Reclamation Act, Section 1201 et seq., 80 U.S.C. Section 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. Section 1818, the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section
Section 1101 et seq. the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section Section 6901 et seq., and the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof.


      (c) The term "Hazardous Material" shall mean (i) Any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purpose of) CERCLA, SARA, RCRA, or any other Environmental Law as now or at any time hereafter in effect; (ii) any other waste, substance or material that exhibits any of the characteristics enumerated in 40 C.F.R- Section Section 261.20 through 261.24, inclusive, and those extremely hazardous substances listed under
Section 902 of SARA that are present in threshold planning or reportable quantities as defined under SARA and toxic or hazardous chemical substances that are present in quantities that exceed exposure standards as those terms are defined under Section 6 and 8 of OSHA and 29 C.F.R. Part 1910; (iii) any asbestos or asbestos containing substances whether or not the same are defined as hazardous, toxic, dangerous waste, a dangerous substance or dangerous material in any Environmental Law; (iv) "Red Label" flammable materials; (v) all laboratory waste and by-products; and (vi) all biohazardous materials.


      (d) The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being, of the land and Building (or the owner of a lease of the Building or of the land and Building), so that in the event of any conveyance, sale or sales of said land and Building or of said lease (including a termination hereof), or in the event of a lease of the Building, or of the land and Building, such Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder.

      (e) The term "office," or "offices," wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale, at any time, of goods, wares or merchandise, of any kind, or as a shop, booth or other stand, barber shop, or for other similar purposes or for manufacturing.

      (f) The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

      (g) The term "substantially complete" and words of similar import shall be deemed to mean, with regard to construction work, completion but for such minor details of work, the non-completion of which would not materially interfere with the utility of the affected space and if a certificate is issued by an independent architect or engineer stating that the work is substantially complete, then such determination shall be conclusive and binding upon the parties to this Lease.

      (h) The term "Tenant's Delays" shall mean: (i) any and all delays caused by or attributable to any action or failure or refusal of Tenant to perform a duty of, Tenant or any person claiming through or under Tenant, or any agent, servant, employee, director, shareholder, contractor or invitee of Tenant or any such person, and (ii) any delays included by Landlord in substantially completing the Work by reason of Extra Work and/or changes requested by Tenant in connection with the Work that were not reflected on the Plans.

      (i) The term "Unavoidable Delays" shall mean any and all delays beyond Landlord's reasonable control, including Tenant's Delays, governmental restrictions, governmental preemption, strikes, labor disputes, lockouts, shortages of labor and materials, enemy action, civil commotions, riot, insurrection and fire, other casualty and other acts of God.

28.   ADJACENT EXCAVATION - SHORING

      If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord unless Landlord is guilty of willful misconduct.

28.   RULES AND REGULATIONS

      Tenant and Tenant's agents, servants, contractors, employees, invitees, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations attached hereto as EXHIBIT "C' and such other and further reasonable rules and regulations as Landlord or Landlords agents may from time to time adopt; provided however, that such rules or regulations do not impair Tenant's rights under this Lease or alter the permitted use. Notice of any additional rules and regulations shall be given in such manner as Landlord may elect. Nothing herein contained shall be construed to impose upon Landlord any duty or obligation to enforce any rules and regulations or terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its agents, servants, contractors, employees, invitees or licensees.

30.   BROKER

      Tenant wants and represents to Landlord that it has not dealt with any broker in connection with the Demised Premises or the negotiation or execution of this Lease except for Legacy Real Estate, Inc. (the "Broker"). Tenant agrees to pay the Broker all commissions in accordance with the terms of separate agreement. Tenant agrees that should any claim be made for commissions or finders fee or similar fee by the Broker or any other broker or other person arising by, through or on account of any act of Tenant or Tenant's representative, Tenant shall indemnify and hold Landlord harmless from and against any and all such claims, liabilities, costs or expenses (including reasonable attorneys' fees) in connection therewith.

31.   INSURANCE

      (a) Tenant in its own name as insured shall secure and maintain insurance coverage for and relating to the Demised Premises which shall be effective from Tenant's entry into the Demised Premises and throughout the term of this Lease as follows:

            (i) Comprehensive general liability insurance including coverage for all occurrences in and about the Demised Premises with the following minimum coverage limits:

            (1) for bodily and personal injury or wrongful death to one person, $1,000,000.00; and

            (2) for injury or wrongful death from any one accident, $1,000,000.00; and

            (3) for all damages arising out of injury to or destruction of property in any one accident, $1,000,000.00;

            (ii) All Risk insurance to cover Tenant's leasehold improvements, alterations, fixtures, equipment, machinery, furniture and all other property of Tenant in the Demised Premises in such amount that Tenant shall not be a co-insurer and sufficient to cover replacement costs of all such improvements, alterations, fixtures, equipment, machinery, furniture and other Tenant property;


            (iii) Worker's Compensation covering all persons employed by Tenant in the Demised Premises, as required by applicable law;


            (iv) Business interruption insurance in the amount required to enable Tenant to meet its obligations under this Lease.

      (b) All insurance coverage required under this Article 31 shall be issued by New York licensed insurance companies, reasonably satisfactory to Landlord.

      (c) If Landlord reasonably determines during the Term hereof that the foregoing minimum limits set forth in paragraph (a) above have become unsatisfactory, and Landlord gives notice to Tenant of such determination, then Tenant shall thereafter promptly obtain insurance which has limits in accordance with such determination and which otherwise conforms to the provisions of this Lease concerning such insurance. If insurance provided for in this Article is affected by a policy of blanket insurance, said policy shall specify the amount of the total insurance allocated to the Demised Premises, which will not be less then the amount required by this Article 31. Any blanket insurance policy shall, as to the Demised Premises, comply with all other provisions of this Article 31.

      (d) Every policy of liability insurance required under this Article 31 shall name as additional insureds Landlord, The South Street Seaport Corporation, the South Street Seaport Museum, the New York City Economic Development Corporation and the City of New York, their respective successors or assigns (the "Additional Insureds"), and shall waive all rights to subrogation against and indemnification from said Additional Insureds. Every insurance policy obtained by Tenant in accordance with the terms of this Article shall also include provisions that no act or omission of any party insured thereunder shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the policy shall not be invalidated should any of the insureds waive, in writing, prior to a loss, any and all rights of recovery against any party for losses covered by such policies.


      (e) Tenant waives all rights to recover against the Additional Insureds or against the officers, directors, shareholders, partners, joint ventures, employees, agents, invitees or business visitors of said Additional Insureds, or any of them or against any other tenant or occupant of the Building for any loss or damage arising from any cause covered by any insurance required to be carried by Tenant pursuant to this Article 31. Tenant shall cause its insurer or insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building or the Demised Premises or the contents of either of them Tenant will cause all other occupants of the Demised Premises claiming by, under of through Tenant to execute and deliver to Landlord's waiver of claims similar to the waiver in this Article and to obtain such waiver of subrogation rights endorsements.


      (f) A certified copy of any policy of liability insurance required under this Article 31, or a certificate or certificates evidencing the existence thereof, or binders therefor, shall be delivered to Landlord prior to Tenant's entry into the Demised Premises. If any binder is delivered, it shall be replaced within thirty (30) days by a certified copy of the policy or a certificate. Each such copy or certificate shall contain a valid provision or endorsement that the policy may not be canceled, terminated, changed or modified without giving fifteen (15) days' written advance notice thereof to Landlord. A renewal policy shall be delivered to Landlord at least fifteen (15) days prior to the expiration date of each expiring policy, except for any policy expiring after the term of this Lease.

      (g) Landlord shall use its best efforts to cause to be included in any fire insurance policies for the Building appropriate clauses pursuant to which the insurers (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any and all rights of recovery against any party for losses covered by such policies.

32.   SIGNS

      Tenant shall not erect or maintain any signs on the Building or on any part of the outside of the Demised's Premises or the inside of the Demised Premises if such is visible from the outside of the Demised Premises without the prior written consent of Landlord.


33.   LANDLORD'S RIGHT TO ALTER PUBLIC SPACES


      Landlord reserves the right in its sole discretion to redesign or alter from time to time any and all spaces in the Building which are not leased to specific tenants, provided however, that such alterations do not materially impair Tenant's use of the Demised Premises.

34.   INDEMNIFICATION OF LANDLORD AND FEE OWNER


      To the extent not covered by Landlord's insurance, Tenant shall indemnify and hold Landlord and its agents and the Fee Owner, the City of New York, the New York City Economic Development Corporation, the South Street Seaport Museum, and The South Street Seaport Corporation, and their respective successors and assigns ("Indemnified Persons") harmless against all loss, damage and expense (including attorneys' fees) at any time suffered or incurred by Landlord or Indemnified Persons as a result of any demand, claim, cause of action, suit, judgment, execution or liability arising from or in connection with any injury, loss or damage suffered by any person or property (1) while on the Demised Premises or (2) as a result of any act or omission by Tenant or Tenant's agents, servants, contractors, employees, guests, invitees or licensees. Tenant agrees that Landlord and Indemnified Persons shall not be liable to Tenant or any of its agents, servants, contractors, employees, guests, invitees or licensees on account of any loss, damage or injury suffered by any of them due to any defect or failure in the Demised Premises or the real property of which they are part, including without limitation any defect in or failure of any part of the heating, air conditioning, ventilating, plumbing or electrical systems or any appurtenance to the Demised Premises such as stairways, halls, roofs and elevators. In no event shall Landlord or Indemnified Persons be liable to Tenant or any other party for any remote, incidental or consequential damages to person or property resulting from any condition in the Demised Premises or the real property of which they are part or any act or omission by Landlord or Indemnified Persons or any other party.


35.   LIABILITY OF LANDLORD

      (a) Tenant shall look only to Landlord's estate and interest in the land and Building for the collection of any judgment (or other judicial process requiring the payment of money by Landlord) in the event of any default by Landlord under this Lease, and no other property or other assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises. Nothing contained in this Article shall be construed to permit Tenant to offset against rents due a successor landlord, a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior Landlord. Under no circumstances shall Tenant look to the City of New York, The New York City Economic Development Corporation, The South Street Seaport Museum or The South Street Seaport Corporation, for the satisfaction of any of Tenant's remedies against the Landlord.

      (b) Tenant hereby agrees for itself and its successors and assigns that in the event of any actual or alleged failure, breach or default by Landlord under the terms of this Lease occurring while Seaport Associates or any other limited partnership (for purposes of this Section, "such limited partnership") is Landlord hereunder:

            (i) the sole and exclusive remedy shall be against such limited partnership and its partnership assets;

            (ii) no partner, general or limited, of such limited partnership shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of such limited partnership);

            (iii) no service of process shall be made against any partner, general or limited, of such limited partnership (except as may be necessary to secure jurisdiction of such limited partnership);

            (iv) no partner, general or limited, of such limited partnership shall be required to answer or otherwise plead to any service of process (except as may be necessary to secure jurisdiction of such limited partnership);

            (v) except as may be necessary to secure judgment against such limited partnership, no judgment will be taken against any partner, general or limited, of such limited partnership and any judgment taken against any partner, general or limited, of such limited partnership may be vacated and set aside at any time nunc pro tunc;

            (vi) no writ of execution will ever be levied against the personal assets of any partner, general or limited, of such limited partnership;

            (vii) these covenants and agreements are enforceable both by such limited partnership and also by any partner, general or limited, of such limited partnership; and

            (viii) any violation of this Section 35(b) or any of its subparts shall entitle the aggrieved partner(s), general of limited, of such limited partnership to recover damages (including, without limitation, legal fees and expenses) from and against Tenant, its successors and assigns.

36.   DISCHARGE OF LIENS; BONDS

      (a) Tenant shall not create, suffer or permit to be created or to remain any lien, encumbrance or charge upon the Demised Premises, or any part thereof, or this Lease, and Tenant shall not suffer any other matter or thing whereby the estate, rights or interest of Landlord or Fee Owner in the Demised Premises or any part thereof or in this Lease might be impaired. Tenant shall, to the extent permitted by law, obtain and deliver to Landlord, written and unconditional waivers of mechanic's liens upon the real property in which the Demised Premises are located, for all work, labor and services to be performed and materials to be finished in connection with such work, signed by all contractors, subcontractors, materialmen and laborers that become involved in such work.

      (b) If any mechanic's, laborer's or materialman's or other lien at any time shall be filed against the Demised Premises or any part thereof, as a result of Tenant's work, Tenant, within thirty (30) days after the filing thereof, shall cause the same to be vacated or discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be vacated or discharged within the period aforementioned, and if such lien shall continue for an additional ten
(10) days after notice by Landlord to Tenant, then, in addition to any other right or remedy of Landlord hereunder, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord shall so elect, to compel the prosecution of an action for the foreclosure of such lien by the lien or and to pay the amount of the judgment in favor of the lien or with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses, including, but not limited to, attorneys' fees and disbursements, incurred by Landlord in connection therewith, together with interest thereon from the date of Landlords making of the payment or incurring of the costs and expenses shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within ten (10) days of Landlords demand for such payment.

37.   ESTOPPEL CERTIFICATE

      (a) Tenant agrees, at any time and from time to time upon not less than five (5) business days' notice given by Landlord, The South Street Seaport Corporation or Fee Owner, to execute, acknowledge and deliver to Landlord, The South Street Seaport Corporation or Fee Owner (or any other parties specified by either of them led by either of them) a statement certifying (i) whether this Lease is unmodified and in full force and effect (or if there have been any modifications or supplements or other agreements executed pursuant to the terms of this Lease that the same, as modified and/or supplemented, is in full force and effect and stating the modifications and/or supplements), (ii) the date to which the Rent payable by Tenant hereunder has been paid, including Fixed Annual Rent, Additional Rent, and any extra charges, (iii) whether to the best knowledge of the person executing such certificate there is then any existing default in the performance of Landlord's obligations under this Lease and, if so, specifying each such default, (iv) whether to the best knowledge of the person executing such certificate there then exists any setoffs or defenses to the enforcement of this Lease by Landlord or any claims by Tenant against Landlord, and (v) any other existing condition or status concerning this Lease, it being intended that any such statement may be relied upon by Landlord, The South Street Seaport Corporation, Fee Owner and/or such other parties as Landlord, The South Street Seaport Corporation or Fee Owner shall have designated.

      (b) The foregoing provision shall inure to the benefit of Landlord, The South Street Seaport Corporation, Fee Owner and any present or future permitted mortgagees and their respective successors and assigns.

38.   NO MEMORANDUM

      Tenant acknowledges that it has been informed by Landlord that it may not record this Lease or any memorandum hereof or cause the same to be placed of record in any manner and agrees that any recording or attempted recording of this Lease shall constitute a material default hereunder.

39.   NO DISCRIMINATION

      Tenant covenants and agrees that it shall neither commit nor permit discrimination or segregation by reason of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status in any assignment of its interest under this lease or in the subletting, use or occupancy of the Demised Premises or any part thereof, or in connection with the maintenance, repair or alteration of the Demise Premises or any part thereof, or in any other instrument, agreement or transaction affecting the premises, and that it shall comply with all federal, state and municipal laws, ordinances, rules, codes, orders, regulations and executive orders from time to time in effect prohibiting any such discrimination or segregation and/or requiring affirmative action with respect to the same.

40.   NO MODIFICATION

      Neither this lease nor any of its provisions may be waived, change, modified or terminated orally, but only by a written instrument of waiver, change, modification or termination executed by the party against whom enforcement is sought.

41.   BILLS AND NOTICES

      Except as otherwise in this Lease expressly provided, any notice, bill, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other party shall be in writing and shall be deemed to have been properly given or rendered or made if hand delivered, or delivered by any nationally recognized overnight delivery service, or sent by registered or certified mail, return receipt requested, to the respective party at the following address:

      (a)   If to Landlord:               Seaport Associates L.P.
                                          3000 Marcus Avenue, Suite IW5
                                          Lake Success, New York 11042
                                          Attention: Alan B. Wolpert

            with a copy to:               Hirsch & Katz, LLP
                                          595 Stewart Avenue, Suite 400
                                          Garden City, New York 11530
                                          Attention: Steven C. Hirsch, Esq.

      (b)   If to Tenant:                 BigStar Entertainment, Inc.
                                          19 Fulton Street
                                          New York, New York 10038

            with a copy to:               Karp & Kalamotousakis, LLP
                                          350 Fifth Avenue, Suite 703
                                          New York, New York 10118
                                          Attention: Chad Karp, Esq.

      Either party may change its address for the purpose of this Article 41 by written notice to the other party.

42.   SUCCESSORS AND ASSIGNS

      The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective successors and assigns.

43.   EXECUTION AND DELIVERY OF LEASE

      This Lease shall not be binding upon Landlord or Tenant until Landlord shall execute and deliver to Tenant a fully executed counterpart.

44.   QUIET ENJOYMENT

      So long as Tenant pays the Fixed Annual Rent and Additional Rent and observes and performs all the terms, covenants and conditions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of Us Lease and of any underlying leases.

45.    INABILITY TO PERFORM


      This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, additions, alterations or decorations required or permitted under this Lease or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any other cause whatsoever beyond the control of Landlord, including but not limited to, government preemption in connection with a National Emergency, or any rule, order or regulation of any department or subdivision of any government agency.


46.   HOLDING OVER

      If Tenant holds over in possession after the expiration or sooner termination of the original Term or of any extended term of this Lease, such holding over shall not be deemed to extend the term or renew the Lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part hereof (even if such part shall be a small fraction of a calendar month) shall be the sum of:

            (i) one twelfth (1/12th) of the highest annual rent provided for in
Article 3 of this Lease, times two (2), PLUS

            (ii) one twelfth (1/12th) of all other items of annual Additional Rent, which annual Additional Rent would have been payable pursuant to this Lease had this Lease not expired, times two (2), PLUS

            (iii) those other items of Additional Rent which would have been payable monthly pursuant to this Lease, had this Lease not expired, times two
(2),

which total sum Tenants agree to pay Landlord promptly upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy charges in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the Demised Premises after the expiration or sooner termination of this Lease. The aforesaid provisions of this Article shall survive the expiration or sooner termination of this Lease.

47.   USE OF SOUTH STREET SEAPORT TRADENAME

      South Street Seaport is a registered trademark of the South Street Seaport Museum, Tenant shall be permitted to use the name "South Street Seaport" on its letterhead and in advertising or other promotional materials solely as a means of identifying the location of the Tenant. Tenant shall not use the name "South Street Seaport" or any variation thereof without the prior written consent of the South Street Seaport Museum except as specified in this Article.

48.   AUTHORITY


      (a) If Tenant is a corporatior-4 each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is duly qualified to do business in the Sate of New York; and (i) that Tenant has full right and authority to enter into this Lease, and (ii) that each person executing this Lease on behalf of Tenant is an officer of Tenant and is duly authorized to execute, acknowledge and deliver this Lease to Landlord.


      (b) Landlord represents and warrants: (i) that it is a limited partnership duly organized and in good standing under the laws of the State of New York,
(ii) that it has all requisite authority to execute and to enter into this Lease and that the execution of this Lease will not constitute a violation of any internal by-law, agreement or other rule of governance, (iii) that the individual executing this Lease on behalf of Landlord is so authorized, and (iv) that Landlord does not need bankruptcy court or any other approval to enter into this Lease.

49.   HEADINGS

      Headings contained herein and the Table of Contents hereto are for convenience and reference only and do not define, limit or describe the scope or intent of any provision of this Lease.

50.   SEVERABILITY

      In the event any term, covenant or provision of this Lease or the application thereof to a person or circumstance shall be to any extent illegal, invalid or unenforceable, the remainder thereof or the application of such term, covenant or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable shall not be affected thereby and each term, covenant or provision of this Lease shall be valid and enforceable to the full extent permitted by law.


50.   GOVERNING LAW

      This Lease shall be construed and interpreted according to the Laws of the State of New York.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                                 SEAPORT ASSOCIATES, LP, Landlord,
                                 By: Beacon General Partners, Inc., its
                                 managing general partner


                                 By: /s/ Alan B. Wolpert
                                    ---------------------------------------
                                    Name:  Alan B. Wolpert
                                    Title: President


                                 BIGSTAR ENTERTAINMENT, INC., Tenant



                                 By: /s/ David Friedensohn
                                    ---------------------------------------
                                    Name:  David Friedensohn
                                    Title: CEO

                             LEASE AGREEMENT BETWEEN

                             SEAPORT ASSOCIATES, IF,

                                   AS LANDLORD

                                       AND

                           BIGSTAR ENTERTAINMENT, INC,

                                   AS TENANT.

                                    Premises:

                                19 FULTON STREET
                                FIFTH (5TH) FLOOR

                            NEW YORK, NEW YORK 10038

                                   EXHIBIT "A"

                          PLAN OF THE DEMISED PREMISES

                           [PLAN OF DEMISED PREMISES]

                             LEASE AGREEMENT BETWEEN

                             SEAPORT ASSOCIATES, IF,

                                   AS LANDLORD

                                       AND

                           BIGSTAR ENTERTAINMENT, INC,

                                   AS TENANT.

                                    Premises:

                                19 FULTON STREET
                                FIFTH (5TH) FLOOR

                            NEW YORK, NEW YORK 10038

                                   EXHIBIT "B"

                            LIMITED PERSONAL GUARANTY

         FOR VALUE RECEIVED, and as consideration for, and as an inducement for the granting, execution and delivery of the lease between SEAPORT ASSOCIATES, LP ("Landlord") and BIGSTAR ENTERTAINMENT, INC, as Tenant, dated January ____, 1999 (the "Lease") for entire Fifth (5th) floor in building known as and located at 19 Fulton Street, New York, New York 10038 which shall be deemed to consist of Seven Thousand, Two Hundred and Twenty-Four (7,224) rentable square feet (the "Premises"), and in further consideration of the stun of One ($1.00) Dollar and other good and valuable consideration paid by the Landlord to the undersigned the receipt and sufficiency of which are hereby acknowledged, the undersigned, DAVID FRIEDENSOHN, having an office at 100 Wall Street, New York, New York 10005, ("Guarantor") hereby guarantees to Landlord, its successors and assigns, the full and prompt payment of Fixed Annual Rent, Electric Charge, and Additional Rent (as such terms are defined in the Lease) under the Lease, and hereby further guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant, its successors and assigns, and the Guarantor hereby covenants and agrees to and with Landlord, it successors and assigns, that if default shall at any time be made by Tenant, its successors or assigns, in the payment of any Fixed Annual Rent, Electric Charge, or Additional Rent or if Tenant should default in the performance and observance of any of the terms, covenants and provisions or conditions contained in the Lease, the Guarantor shall and will forthwith pay Fixed Annual Rent, Electric Charge, and Additional Rent due to Landlord, its successors and assigns, and any arrears thereof, and shall and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions, and will forthwith pay to Landlord all damages that may arise in consequence of any default by Tenant, its successors and assigns, under the Lease, including, without limitation, all attorneys' fees and disbursements incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty.

         This Guaranty is an absolute and unconditional guaranty of payment and of performance. It shall be enforceable against Guarantor, its successors and assigns, without the necessity of any suit or proceedings on Landlords part of any kind or nature whatsoever against Tenant, its successors and assigns and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant's successors or assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

         This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignments, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease by Landlord and Tenant, or by reason of any extension of time that may be granted by Landlord to Tenant, its successors or assigns, or by reason of any dealings or transactions or matter or thing occurring between

Landlord and Tenant, its successors or assigns, or by reason of any bankruptcy, insolvency, reorganization, arrangements, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant, whether or not notice thereof or of any thereof is given to the Guarantor.

         All of Landlords right and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be an exclusion of or a waiver of any of the others.

         As a further inducement to Landlord to make and enter into the Lease and in consideration thereof, Landlord and the Guarantor covenant and agree that in any action or proceedings brought on, under or by virtue of this Guaranty, Landlord and the Guarantor shall and do hereby waive trial by jury. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly therein.

         Notwithstanding the foregoing, Guarantors shall have no liability to Landlord under this Guaranty in the event of default under the Lease by Tenant, provided that: (i) Tenant surrenders possession of the Premises to Landlord in accordance with the provisions of the Lease AND (ii) on the date that Tenant surrenders possession of the Premises to Landlord in accordance with the provisions of the Lease, all sums due and owing Landlord as of that date have been paid in full. Landlord agrees to provide Guarantor with a statement of the amount due on or before the date that Tenant surrenders possession of the Premises to Landlord, provided, however, that furnishing such a statement shall not be deemed a waiver of any of Landlords rights against Guarantor to collect all sums due and owing Landlord as of the date that Tenant surrenders possession of the Premises to Landlord.

         IN WITNESS HEREOF, the undersigned Guarantors has executed and
delivered this Limited Personal Guaranty this   day of January, 1999.

                                             /s/ David Friedensohn
                                             ---------------------------------
                                             Name:  DAVID FRIEDENSOHN, Guarantor

STATE OF NEW YORK                            )
                                             )SS.:
COUNTY OF NEW YORK                           )


         On the 3 day of February, 1999, before me personally came DAVID FRIEDENSOHN, to me known, who being by me duly sworn, did depose and say that he maintains an office at 100 Wall Street, New York, New York 10005 and that he executed the foregoing instrument, and to me such person duly acknowledged that he executed the same.

                           /s/ Ronald Minias ------------------ Notary Public

                             LEASE AGREEMENT BETWEEN

                             SEAPORT ASSOCIATES, IF,

                                   AS LANDLORD

                                       AND

                           BIGSTAR ENTERTAINMENT, INC,

                                   AS TENANT.

                                    Premises:

                                19 FULTON STREET
                                FIFTH (5TH) FLOOR

                            NEW YORK, NEW YORK 10038

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

                              RULES AND REGULATIONS

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

     2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the Building, and no Tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes anywhere in the Building is strictly prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the Building.

     5. No Tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No Tenant shall lay carpet or any other floor covering, so that the same shall come in direct contact with the floor of the Demised Premises. If carpet or other similar floor covering is desired to be used an interlining of builder's deadening felt and/or padding approved by Landlord shall be first installed and the carpet or other floor shall be installed using a tackless method. The use of cement or other similar adhesive material is expressly prohibited.

     6. No additional locks or bolts of any kind shall be placed upon any of the doors or window by any Tenant, nor shall any changes be made in existing locks or mechanisms thereof Each Tenant must, upon the termination of its tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

     7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises and/or Building only on the elevators and through the entrances and corridors designated for such purposes by Landlord, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease or which these Rules and Regulations are a part.


     8. Canvasing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.


     9. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 am. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by Tenant. Landlord will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such persons.

     10. Landlord shall have the right to prohibit any advertising by any Tenant which in Landlords opinion, tends to impair the reputation of the Building or its desirability as a Building of offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     11. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

     12. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services.

     13. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Demised Premises and/or the Building without Landlords prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all legal requirements, insurance requirements and/or Environmental Laws and shall be done during such hours as Landlord may designate.